Exhibit 16.1

April 8, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Rani Therapeutics Holdings, Inc. under Item 4.01 of its Form 8-K dated April 7, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Rani Therapeutics Holdings, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP One Montgomery Street Suite 1700 San Francisco, California 94104 Phone 415.432.6200 Fax 415.432.6201 marcumllp.com